SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 2, 2004

I-many, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-30883 Commission File Number	01-0524931 (I.R.S. Employer Identification No.)

399 Thornall Street 12th Floor Edison, NJ 08837 (Address of Principal Executive Offices)	04101-3353 (Zip Code)

(800) 832-0228

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

ITEM 4.	CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

On March 2, 2004, Deloitte & Touche LLP (“Deloitte”) informed the Chief Financial Officer of I-many, Inc. (the “Company”) that Deloitte is declining to stand for re-election as the Company’s independent auditor after completion of Deloitte’s audit of the Company’s December 31, 2003 consolidated financial statements.

Deloitte’s report on I-many’s December 31, 2002 consolidated financial statements did not contain an adverse opinion or disclaimer of opinion, nor was the report qualified or modified as to uncertainty, audit scope or accounting principles. Deloitte’s report contained explanatory paragraphs relating to the application of procedures relating to certain disclosures and reclassifications of financial statement amounts that related to the 2001 and 2000 financial statements that were audited by other auditors who had ceased operations and for which Deloitte had expressed no opinion or other form of assurance other than with respect to such disclosures and reclassifications. Through the date of this Current Report, Deloitte has not rendered a report on the Company’s December 31, 2003 consolidated financial statements.

Deloitte advised the Company’s Audit Committee on January 29, 2004, in connection with the December 31, 2003 audit, that (1) there were two disagreements on matters of accounting principles and practices during the Company’s two most recent fiscal years which would have caused Deloitte, with respect to the disagreement occurring in 2002, to make reference thereto in Deloitte’s report on the Company’s December 31, 2002 consolidated financial statements had it not been resolved to Deloitte’s satisfaction, and with respect to the disagreement occurring in 2003, Deloitte would make reference thereto in the report Deloitte has not yet issued on the Company’s December 31, 2003 consolidated financial statements had it not been resolved to Deloitte’s satisfaction, as departures from accounting principles generally accepted in the United States of America, and (2) Deloitte has identified a deficiency in the Company’s internal control that Deloitte considers to be a “material weakness” under standards established by the American Institute of Certified Public Accountants. Deloitte discussed each of these matters with the Company’s Audit Committee and management. These matters are:

A.	During 2003, Deloitte identified a material adjustment to software license revenue included in the draft of the Company’s September 30, 2003 unaudited consolidated financial statements presented for Deloitte’s review in connection with the Company’s September 30, 2003 Quarterly Report on Form 10Q, based on Deloitte’s interpretation of the terms of a customer contract. In discussions of this matter, the Company’s management and its Audit Committee expressed a difference of opinion with Deloitte before accepting Deloitte’s position.

B.	During 2002, Deloitte identified a material adjustment to software license revenue included in the draft of the Company’s June 30, 2002 unaudited consolidated financial statements presented for Deloitte’s review in connection with the Company’s June 30, 2002 Quarterly Report on Form 10Q, based on Deloitte’s interpretation of the terms of a reseller contract. In discussions of this matter, the Company’s management and its Audit Committee expressed a difference of opinion with Deloitte before accepting Deloitte’s position.

C.	Because of the adjustments to revenue described in paragraphs A and B above and other issues relating to the Company’s revenue contracts, which have all been resolved to Deloitte’s satisfaction, Deloitte concluded that a material weakness exists in the Company’s system of internal control as it relates to revenue recognition and contracting practice. As a result of this notification, the Company is expanding its formal contract review procedures during the preparation of financial statements.

The Company is in the process of engaging a new independent auditor to replace Deloitte after completion of the Company’s 2003 audit and the filing of its Annual Report on Form 10-K. The Company has authorized Deloitte to respond fully to the inquiries of this successor independent auditor concerning the foregoing or any other matters.

I-many provided Deloitte with a copy of the foregoing disclosures and requested that Deloitte furnish a letter addressed to the Securities and Exchange Commission stating whether or not they agree with the statements above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

I-MANY, INC.

By:	/s/ KEVIN M. HARRIS

Kevin M. Harris Chief Financial Officer

March 9, 2004